Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 dated December 28, 2018 of Petróleo Brasileiro S.A. - Petrobras and Petrobras Global Finance B.V. of our report dated April 26, 2017 relating to the financial statements, which appears in Petrobras’s Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Rio de Janeiro - Brazil

December 28, 2018

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

CRC 2SP000160/O-5

/s/ Kieran John McManus

Kieran John McManus

Contador CRC 1SP216241/O-4